UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2007 (September 27, 2007)
TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant)

Delaware (State or other jurisdiction of incorporation or organization)	000-30533 (Commission File Number)	75-2679109 (I.R.S. Employer Identification Number)
2100 McKinney Avenue, Suite 900, Dallas, Texas, U.S.A.
(Address of principal executive officers)
75201
(Zip Code)
214-932-6600
(Registrant’s telephone number,
including area code)
N/A
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
(a)	On September 27, 2007, the Company entered into a Credit Agreement (the “Facility”) with KeyBank National Association. The Facility permits revolving borrowings of up to $50 million and matures on September 24, 2008. At the Company’s option, the unpaid principal balance on the Facility as of September 24, 2008 may be converted into a two-year term loan, which will accrue interest at the same rate(s) as the revolving loans existing on such date. The Facility permits multiple borrowings that may bear interest at the prime rate minus 1.25% or the London Interbank Offered Rate plus 1%, at the Company’s election. The Facility is unsecured; proceeds may be used for general corporate purposes. The Facility contains customary financial covenants and restrictions.
Item 9.01. Financial Statements and Exhibits.
     (c)     Exhibits
10.1	Credit Agreement between Texas Capital Bancshares, Inc. and KeyBank National Association, dated as of September 27, 2007

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2007	TEXAS CAPITAL BANCSHARES, INC.
	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Credit Agreement between Texas Capital Bancshares, Inc. and KeyBank National Association, dated as of September 27, 2007